UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2007

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QUIPP, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-14870	59-2306191
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4800 NW 157th Street, Miami, Florida 33014

(Address of Principal Executive Office) (Zip Code)

(305) 623-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2007, Quipp, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market, Inc. indicating that the Company does not comply with the requirement for continued listing under Marketplace Rule 4450(a)(3), which requires that a listed company maintain a minimum of $10,000,000 of stockholders’ equity, and that the Company’s common stock is, therefore, subject to delisting from The Nasdaq Global Market on May 4, 2007. The Company plans to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision. There can be no assurance the Panel will grant the Company’s request for continued listing. In the event the Panel determines that Quipp’s common stock should no longer be listed on the Nasdaq Global Market, Quipp intends to seek the inclusion of its common stock on the Nasdaq Capital Market. While Quipp believes that it meets the criteria for continued listing on the Nasdaq Capital Market, it cannot assure that its shares will be listed.

The Company issued a press release announcing the receipt of the Listing Qualifications Department letter on April 25, 2007, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUIPP, INC.
(Registrant)

By:	/s/ MICHAEL S. KADY
Michael S. Kady President and Chief Executive Officer

Date:  April 25, 2007

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